Exhibit 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                   ML APM GLOBAL COMMODITY FUTURESACCESS LLC



      This Certificate of Formation of ML APM Global Commodity FuturesAccess LLC (the "LLC"), dated as of June 30, 2006, is being duly executed and filed by Paul Tartanella, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.).

      FIRST. The name of the limited liability company formed hereby is ML APM Global Commodity FuturesAccess LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                          ------------------------------
                                          Paul Tartanella
                                          Authorized Person